Exhibit 24.1

POWER OF ATTORNEY

     The undersigned directors and officers of Brunswick Corporation, a Delaware corporation (the “Company”), do hereby nominate, constitute and appoint George W. Buckley, Peter G. Leemputte and Marschall I. Smith each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as directors and officers of the Company, the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2003 and any and all amendments thereto; and each of the undersigned hereby ratifies and approves all that said attorneys or any of them shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his or her name.

Capacity	Signature	Date
Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	/s/ George W. Buckley	February 3, 2004
George W. Buckley
Director	/s/ Nolan D. Archibald Nolan D. Archibald	February 3, 2004
Director	/s/ Dorrit J. Bern Dorrit J. Bern	February 3, 2004
Director	/s/ Jeffrey L. Bleustein Jeffrey L. Bleustein	February 3, 1004
Director	/s/ Michael J. Callahan Michael J. Callahan	February 3, 2004
Director	/s/ Manuel A. Fernandez Manuel A. Fernandez	February 3, 2004

Capacity	Signature	Date
Vice Chairman and Director	/s/ Peter B. Hamilton Peter B. Hamilton	February 3, 2004
Director	/s/ Peter Harf Peter Harf	February 3, 2004
Director	/s/ Graham H. Phillips Graham H. Phillips	February 3, 2004
Director	/s/ Robert L. Ryan Robert L. Ryan	February 3, 2004
Director	/s/ Roger W. Schipke Roger W. Schipke	February 3, 2004
Director	/s/ Ralph C. Stayer Ralph C. Stayer	February 3, 2004

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